UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, Lamar Advertising Company (the “Company”) is actively considering an election to convert to real estate investment trust (REIT) status. In conjunction with that review, the Company submitted a private letter ruling request to the U.S. Internal Revenue Service (the “IRS”) in November, 2012 regarding a potential REIT election.

On January 2, 2014, the IRS published Revenue Procedure 2014-3. This revenue procedure provided an updated list of those provisions of the Internal Revenue Code of 1986, as amended, (the “Code”) with respect to which the IRS will not issue letter rulings or determination letters. The classification of outdoor advertising displays for REIT qualification purposes was included in this “no rule” list. If, however, an election is made by a taxpayer under Code §1033(g)(3) to treat the taxpayer’s outdoor advertising displays as real property, the IRS may rule on whether an asset that is not within the scope of the election, but is related to the outdoor advertising displays, constitutes real property for REIT purposes. The Company has previously represented to the IRS, in conjunction with the ongoing discussions related to its private letter ruling request, that it intends to make a §1033(g)(3) election.

Based on discussions with counsel and its ongoing discussions with the IRS, the Company does not anticipate that this revenue procedure will negatively impact its ability to obtain its requested private letter ruling. The Company remains optimistic that it will be in a position to convert to REIT status effective for the taxable year beginning January 1, 2014. The timing of any IRS response remains uncertain, however, and the Company is not able to predict when it will receive a definitive response to its private letter ruling request.

The Company’s decision to proceed with a REIT election is subject to the approval of the Company’s board of directors. A favorable IRS ruling, if received, does not guarantee that the Company would succeed in qualifying as a REIT and there is no certainty as to the timing of a REIT election. The Company may not ultimately pursue a conversion to a REIT, and it can provide no assurance that a REIT conversion, if completed, will be successfully implemented or achieve the intended benefits.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this current report is forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This report uses terminology such as “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “should,” “potential,” and “continue” and similar expressions to identify forward-looking statements. Examples of forward-looking statements in this report include statements about its intention to make an election to REIT status, the timing of any such REIT election, the Company’s ability to qualify as a REIT and the impact of Revenue Procedure 2014-3. The forward-looking statements in this report are based on our current good faith beliefs; however, actual results may differ due to inaccurate assumptions, the conclusions, if any, reached by the IRS in connection with its study and any changes or refinements made to current legal standards by the IRS or other foreseeable or unforeseeable factors. Consequently, we cannot guarantee that any of the forward-looking statements will prove to be accurate. The forward-looking statements in this report speak only as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2014	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre Treasurer and Chief Financial Officer